Sprott ETF Trust	Exhibit 99.(i)(2)

April 28, 2023

Sprott Funds Trust

200 Bay Street – Suite 2600

Toronto, Ontario, Canada M5J2J1

Dear Board Members:

A legal opinion (the “Legal Opinion”) that we prepared with respect to the Registrant was filed with the Securities and Exchange Commission as Exhibit (i) to Post-Effective Amendment No. 25 to the Sprott Funds Trust Registration Statement on Form N-1A (File Nos. 333-227545 and 811-23382), via EDGAR Accession No. 0001839882-23-007135 on March 20, 2023.

We hereby give you our consent to incorporate by reference the Legal Opinion into Post-Effective Amendment No. 26 under the Securities Act of 1933 (the “Amendment”) and consent to all references to us in the Amendment.

Very truly yours,

/s/ Thompson Hine LLP

THOMPSON HINE LLP

Thompson hine llp	1919 M Street, N.W.	www.ThompsonHine.com
Attorneys at law	Suite 700	O: 202.331.8800
	Washington, D.C. 20036-3537	F: 202.331.8330